Exhibit 6.3

                                POOLING AGREEMENT

THIS AGREEMENT dated for reference the 25th day of August, 1998.

AMONG:
         iQ Power Technology Inc.

         (hereinafter called the "Issuer")
                                                            OF THE FIRST PART
AND:
         MONTREAL TRUST COMPANY OF CANADA

         (hereinafter called the "Pooling Agent")
                                                            OF THE SECOND PART
AND:
         The undersigned shareholders of
         iQ Power Technology Inc.

         (hereinafter called the "Shareholders")
                                                            OF THE THIRD PART

WHEREAS:

A. The Shareholders are the holders of, have subscribed for, or have agreed to purchase shares (the "Shares") of iQ Power Technology Inc. (the "Issuer") as described in Schedule "A" hereto;

B. The Shareholders have agreed to place the Shares in pool with the Pooling Agent on the terms and conditions herein contained.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of TEN DOLLARS ($10.00) now paid by the parties hereto, each to the other (the receipt whereof is hereby acknowledged) and in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. In this Agreement, "Effective Date" shall mean the day all of the issued and outstanding shares of iQ Battery Research and Development GmbH are acquired by the Issuer.

2. The Shareholders hereby agrees with the Issuer and the Pooling Agent that they will respectively deliver or cause to be delivered to the Pooling Agent certificates for their Shares in the Issuer as set out in Schedule "A" hereto to be held by the Pooling Agent and released, subject as hereinafter provided, as provided in Schedule "A".

3. The Shareholders shall be entitled to a letter or receipt from the Pooling Agent stating the number of Shares represented by certificates held for them by the Pooling Agent subject to the terms of this Agreement, but such letter or receipt shall not be assignable.

4. The Shareholders shall not sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the said Shares or beneficial ownership of or any interest in them; and the Pooling Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of or interest in the said Shares, except as may be required by reason of the death or bankruptcy of any one or more of the Shareholders, in which case the Pooling Agent shall hold the said certificates for Shares subject to this Agreement for whatever person or persons, firm or corporation that may thus become legally entitled thereto.

5. The Parties agree that the Shares are being pooled in the best interests of the Issuer and its shareholders and have not been pooled due to duress or undue influence.

6. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their and each of their heirs, executors, administrators, successors and permitted assigns.

                                                               Pooling Agreement
                                                                          Page 2

7. This Agreement may be executed in several parts in the same form and such parts so executed shall together constitute one original Agreement and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

8. Each of the signatories hereby agree that new shareholders of the Issuer may agree to be bound as parties to this Agreement from time to time and pool their shareholdings in the Issuer from time to time by amendments hereto which need only be signed by the Issuer, the Pooling Agent and the shareholders joining the Agreement from time to time.

9. The parties hereto agree that in consideration of the Pooling Agent agreeing to act as Pooling Agent as aforesaid, the Issuer and the Shareholders do hereby covenant and agree from time to time and at all times hereafter, well and truly to save, defend and keep harmless and fully indemnify the Pooling Agent, its successors and assigns, from and against all loss, costs, charges, damages and expenses which the said Pooling Agent, its successors and assigns may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of its acting as Pooling Agent pursuant to this Agreement.

10. It is further agreed by and between the parties hereto and, without restricting the foregoing indemnity, that in case proceedings should hereafter be taken in any Court respecting the Shares hereby pooled, the Pooling Agent shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to the indemnity hereinbefore given against its costs of such proceedings.


IN WITNESS WHEREOF the Issuer, the Pooling Agent, and the Shareholders, have executed these presents as of the day and year first above written.


SIGNED, SEALED AND DELIVERED         )     iQ Power Technology Inc.
by the Issuer in the presence of:    )     Name of Issuer
                                     )
____________________________________ )     Per:______________________________
Witness                              )     signature
___________________________________  )     Suite 708, 1111 West Hastings Street
Address                              )     Vancouver, British Columbia, Canada
___________________________________  )     V6E 2J3
City and Postal Code                 )     Address for service



SIGNED, SEALED AND DELIVERED         )     Montreal Trust Company of Canada
by the Pooling Agent in the          )     Name of Pooling Agent
presence of:                         )
                                     )
____________________________________ )     Per:______________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service

                                                               Pooling Agreement
                                                                          Page 3
SIGNED, SEALED AND DELIVERED         )     Mercator Profits Limited
by a Shareholder in the presence of: )     Name of Shareholder
                                     )
                                     )
____________________________________ )     __________________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service



SIGNED, SEALED AND DELIVERED         )     Helmut Krack
by a Shareholder in the presence of: )     Name of Shareholder
                                     )
                                     )
____________________________________ )     __________________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service



SIGNED, SEALED AND DELIVERED         )     Mayon Management Corp.
by a Shareholder in the presence of: )     Name of Shareholder
                                     )
                                     )
____________________________________ )     __________________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service



SIGNED, SEALED AND DELIVERED         )     Horst Dieter Braun
by a Shareholder in the presence of: )     Name of Shareholder
                                     )
                                     )
____________________________________ )     __________________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service



SIGNED, SEALED AND DELIVERED         )     Dr. Gunther Bauer
by a Shareholder in the presence of: )     Name of Shareholder
                                     )
                                     )
____________________________________ )     __________________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service

                                                               Pooling Agreement
                                                                          Page 4
SIGNED, SEALED AND DELIVERED         )     Karin Wittkewitz
by a Shareholder in the presence of: )     Name of Shareholder
                                     )
                                     )
____________________________________ )     __________________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service



SIGNED, SEALED AND DELIVERED         )     Rainer Welke
by a Shareholder in the presence of: )     Name of Shareholder
                                     )
                                     )
____________________________________ )     __________________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service



SIGNED, SEALED AND DELIVERED         )     Peter E. Braun
by a Shareholder in the presence of: )     Name of Shareholder
                                     )
                                     )
____________________________________ )     __________________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service

                                  SCHEDULE "A"

The Shares shall be released as to:

a.    1/4 of the Shares on April 1, 2000 (the "First Release Date");
b.    1/4 of the Shares three months following the First Release Date;
c.    1/4 of the Shares six months following the First Release Date; and
d.    1/4 of the Shares nine months following the First Release Date except that where the number of pooled shares of any Shareholder as at a Release Date are less than or equal to 50,000, then all such shares of that Shareholder shall be released.


---------------------------------------- --------------------------------------
              Shareholder                            Shares Pooled
---------------------------------------- --------------------------------------
        Mayon Management Corp.                          236,213
       Mercator Profits Limited                        1,014,742
             Helmut Krack                               963,889
          Horst Dieter Braun                           1,750,000
           Dr. Gunther Bauer                           2,500,000
            Peter E. Braun                             2,100,000
           Karin Wittkewitz                            1,150,000
             Rainer Welke                              1,000,000
---------------------------------------- --------------------------------------